EXHIBIT  10.29

          THE TERMS OF THIS ADDENDUM ARE PROPRIETARY TO OPTICOM AND ARE SUBJECT TO A CONFIDENTIALITY AGREEMENT SET FORTH IN SECTION 6 OF THIS
                                    ADDENDUM
        THIS ADDENDUM MAY NOT BE AMENDED OR MODIFIED (OR ANY PART DELETED
         OR ADDED TO) WITHOUT THE WRITTEN CONSENT OF OPTICOM'S GENERAL
             COUNSEL OBTAINED IN ACCORDANCE WITH THE PROVISIONS OF
                THE OPERATOR SERVICES AGREEMENT IDENTIFIED BELOW

                             LUMP SUM BONUS ADDENDUM

         ONE CALL COMMUNICATIONS, INC., ("Opticom") and PHONETEL TECHNOLOGIES, INC., ("Customer") shall modify and supplement the Operator Services Agreement ("Operator Services Agreement") between Opticom and Customer dated January 21, 2000.

         1. Lump Sum Bonus. In consideration of the Agreements of Customer contained in Sections 2 and 3 of this Addendum, Opticom agrees to and will pay to Customer a lump sum bonus (herein "Bonus") in the amount of __________________________________thirty (30) days after the end of the first billing month during which Customer has at least ____________________ Active Locations (as hereinafter defined) being provided Operator Services by Opticom on Opticom's Operator Services Network. As used in this Addendum, the term "Active Location" shall mean a payphone Location owned by Customer which, during the applicable billing month, has Operator Services MOS and OAS charges (as those terms are defined in the Operator Services Agreement) which are billable by Opticom pursuant to the Operator Services Agreement.

         2. Minimum Gross Monthly Billings Guarantee; Liquidated Damages. In consideration of the payment of the Bonus by Opticom, Customer guarantees that, at all times during the term of the Operator Services Agreement, the gross billings for Operator Services provided by Opticom pursuant to the Operator Services Agreement during each billing month during the full term of this Agreement will always be not less than_______________ ____________________________________ per month (the "Minimum Monthly Billings
Guarantee"). If, during any billing month during the first twelve (12) month period from the commencement date of the Operator Services Agreement and after the Bonus is paid, the gross monthly billings for Operator Services provided by Opticom pursuant to the Operator Services Agreement are less than the Minimum Monthly Billings Guarantee, Customer shall repay to Opticom, as liquidated damages and not as a penalty, the full amount of the Bonus theretofore paid to Customer, to-wit, the sum of ______________________________________. If Customer
satisfies the Minimum Monthly Billings Guarantee during the first twelve (12) month period but, at during any billing month during the second twelve (12) month period from the commencement date of the Operator Services Agreement, the gross monthly billings for Operator Services provided by Opticom pursuant to the Operator Services Agreement are less than the Minimum Monthly Billings Guarantee, Customer shall repay to Opticom, as liquidated damages and not as a penalty, one-half (1/2) of the Bonus, to-wit, the sum of
_______________________________________________.

         3. Exclusivity Agreement. In further consideration of the payment of the Bonus by Opticom, Customer agrees that, as to all Locations of Customer which were used by Customer to qualify for payment of the Bonus, Opticom shall be, during the full term of the Operator Services Agreement, the exclusive provider of all Operator Services provided for such Locations which shall be one hundred percent (100%) of all Operator Service Long Distance calls (both automated and live operator calls) made from such Locations excepting only (i) those calls which must be processed through another carrier by reason of any law or regulation (including, but not limited to, "dial around") and (ii) calls made during verifiable periods of time during which Opticom's Operator Services Network is unable to process such calls. Customer further agrees that, during the full term of the Operator Services Agreement, Customer will not (i) utilize store and forward equipment to process Operator Service calls from such Locations or (ii) employ or use any device, mechanism, procedure, or protocol which causes some types of Operator Services calls to be directed to a telecommunications carrier other than Opticom except for calls made during verifiable periods of time during which Opticom's Operator Services Network is unable to process such calls. Customer additionally agrees to utilize Opticom as the exclusive 1+ telecommunications provider for all coin-paid long distance calls made from such Locations during the full term of the Operator Services Agreement except for calls made during verifiable periods of time during which Opticom' is unable to process such calls. All of the aforesaid agreement contained in this Section 3 of this Addendum are collectively referred to herein as the "Exclusivity Agreements".

         3.1 Liquidated Damages for Breach. If Customer fails to fully cure any breach by Customer of any of its Exclusivity Agreements within seven
         (7) calendar days after Opticom gives Customer written notice thereof in accordance with the provisions of the Operator Services Agreement, Customer shall be liable to Opticom for liquidated damages for each separate billing month during which an uncured breach occurs or continues in an amount determined as set forth below.

         3.2 Computation of Liquidated Damages. The amount of liquidated damages payable by Customer during each billing month an uncured breach of any of its Exclusivity Agreements occurs shall be determined by (i) dividing the gross MOS and AOS revenue from Customer's Locations for the highest gross revenue billing month theretofore experienced during the term of the Operator Services Agreement ("Highest Gross Revenue") by the total number of completed Operator Services calls from all of such Locations made during such billing month to determine the average per call revenue for such billing month ("Average Call Revenue"); by
         (ii) multiplying the Average Call Revenue times the total number of Operator Services calls placed from all of Customer's Locations during the month such uncured breach occurred to determine the damage factor ("Damage Factor"); and (iii) subtracting the Damage Factor amount from the Highest Gross Revenue amount, with the difference to be the amount of liquidated damages payable by Customer for such month.

         4. Payment of Liquidated Damages; Attorney Fees; Interest; Set Off. All liquidated damages payable by Customer pursuant to the provisions of this Addendum shall be payable fifteen (15) calendar days after Opticom makes demand for payment thereof, and such liquidated damages shall be payable with reasonable attorney fees if not paid by Customer when due. If any liquidated damage payments are not paid when due, interest shall accrue on the unpaid amount commencing on the date the payment was due at a rate which is three (3) percentage points higher than the Prime Rate as published in the Money Rates Column of the Wall Street Journal on the first business day after the liquidated damages payment is due and payable. Opticom may set off any unpaid liquidated damages against commissions and property surcharges and any other amounts payable to Customer pursuant to the Operator Services Agreement.

         5. Choice of Law and Place of Litigation. This Addendum shall be governed by the laws of the State of Indiana. Opticom and Customer stipulate, consent, and agree that the only and exclusive place for litigation of any claim for liquidated damages or other damages asserted by Opticom against Customer arising out of or under this Addendum shall be in either (i) the Circuit or Superior Courts located in Hamilton County, Indiana or (ii) the United States District Court for the Southern District of Indiana, Indianapolis Division, and Customer consents and waives all objections to the exercise of personal jurisdiction over it by the aforesaid courts.

         6. Additional Confidentiality Agreement. Customer further agrees to maintain in strict confidence and not disclose or permit any officer, employee, agent, or affiliate to disclose to any person, firm, corporation, or other entity or organization this Addendum, any information pertaining to this Addendum, and the payment to Customer of the Lump Sum Bonus pursuant to this Addendum except such disclosure as may be required by court order, regulations and to comply with the law. In the event any such prohibited disclosure is made by Customer or by any officer, employee, agent, or affiliate of Customer, Customer shall pay to Opticom, as liquidated damages, an amount equal to the Lump Sum Bonus paid to Customer pursuant to this Addendum.

         7. Headings and Titles. The headings and titles in this Addendum are for convenience of reference only and shall not be construed to define or limit any of the terms herein or affect the meanings or interpretations of this Agreement.

         8. Entire Agreement. This Addendum represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and all prior and concurrent agreements, understandings, representations with respect to such subject matter, whether written or oral, are and have been merged herein and superseded hereby.

         9. Defined Terms. All defined words and terms contained in the Operator Service Agreement which are utilized in this Addendum shall have the same meanings in this Addendum as in the Operator Service Agreement.

         10. Execution; Counterparts; Facsimile Delivery. This Addendum may be executed by each of the parties in counterparts, and, if it is, each counterpart shall be deemed to be an original instrument, but the counterparts together shall constitute only one Addendum. This Addendum will be deemed fully executed by all parties if the counterparts, taken together, bear the signatures of duly authorized representatives of each of the parties. A copy of this Addendum showing the signature of a party's authorized representative which is received by a party by means of an electronic or facsimile telephonic transmission initiated or made by the other party shall be binding upon the other party and shall constitute delivery of this Addendum by such other party for all purposes. The exchange by all of the parties of duly signed copies of this Addendum transmitted by such parties to each other by means of electronic or facsimile telephonic transmissions shall result in a legally enforceable contract binding upon all parties.

         IN WITNESS WHEREOF, Opticom and Customer have executed this Addendum by their duly authorized officers this 21st day of January, 2000.

ONE CALL COMMUNICATIONS, INC.               PHONETEL TECHNOLOGIES, INC.


By: /s/ Brad Benge                          By: /s/ John D. Chichester
    -----------------------------              ------------------------------

Title: Executive Vice President             Title: President and CEO
       --------------------------                  --------------------------